UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2026
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Exicure, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39011	81-5333008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Seaport Court, Suite 102
Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Management Change

On February 11, 2026, the board of directors (the “Board”) of Exicure, Inc. (the “Company”) appointed Jung Soo Kim as the Chief Executive Officer and President of the Company, and also appointed Gyuyeob Lee as the Interim Chief Financial Officer and Secretary of the Company, each effective as of February 11, 2026. These appointments replaced Andy Yoo, who resigned as Chief Executive Officer and President of the Company, and Seung Ik Baik, who resigned as Chief Financial Officer and Secretary of the Company, each effective February 9, 2026.

Mr. Kim, age 53, has over 20 years of experience in corporate strategy, capital markets transactions, and corporate restructuring, based on which the Board believes Mr. Kim is qualified to serve on the Board. Mr. Kim began serving in June 2025 as Chief Executive Officer and a director of AGEDB Technology Ltd., a TSXV-listed company specializing in the development of advanced graph database management system software and AI-powered data solutions (“AGEDB Technology”). Mr. Kim currently serves as Chief Executive Officer of Sandcraft Inc., a technology company focusing on the research and development of specialized sensors, since January 2022. Prior to his positions at Sandcraft, Inc. and AGEDB Technology, Mr. Kim served as a director and Chief Strategy Officer of OTO Corporation Co., Ltd. from July 2019 to October 2021, where he advised on mergers and acquisitions, public and private financings and corporate reorganizations involving publicly listed companies. Earlier in his career, Mr. Kim held executive roles at Kosdaq-listed companies including Chief Financial Officer and Director of Investor Relations. Mr. Kim received a Master of Arts degree in Management Information Systems and Business Administration from Hanyang University.

Mr. Lee, age 40, has served as a director of AGEDB Technology since May 2025, where he has been involved in governance restructuring, financial planning, regulatory disclosure preparation and coordination with auditors and legal counsel, based on which the Board believes Mr. Lee is qualified to serve on the Board. Mr. Lee has experience managing valuation analysis, concurrent financing transactions, investor communications and cross-border regulatory compliance matters. Mr. Lee has served as Branch Manager of AGEDB Technology’s Vancouver operations since November 2023, overseeing their accounting functions, budgeting support, human resources and internal controls. Prior to that, from July 2011 to July 2023, Mr. Lee held engineering and project management roles at GS Engineering & Construction in Korea, with responsibilities including project scheduling, budgeting oversight and risk management. Mr. Lee received a Bachelor of Science degree in Environmental Engineering from Kyungpook National University.

There are no family relationships between Mr. Kim or Mr. Lee and any director or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions involving Mr. Kim or Mr. Lee that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the appointments of Mr. Kim and Mr. Lee, the Board approved that the Chief Executive Officer and
Interim Chief Financial Officer services are provided to the Company pursuant to executive services agreements to be entered into between the Company and Innocircle Advisors Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2026	EXICURE, INC.
(registrant)

	By:	/s/ Josh Miller
Josh Miller
Chief Accounting Officer